Exhibit 24.1

                                POWER OF ATTORNEY

                        KNOWN ALL MEN BY THESE PRESENTS:

      WHEREAS, Financial Security Assurance Holdings Ltd., a New York corporation (the "Company"), proposes to file with the Securities and Exchange Commission (the "Commission"), under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-3, and one or more amendments thereto, with respect to debt securities, common stock, stock purchase contracts, stock purchase units and/or preferred stock of the Company (the "Registration Statement"); and

      WHEREAS, each of the undersigned is a director or officer of the Company as set forth opposite his name below.

      NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Robert P. Cochran, Roger K. Taylor and Bruce E. Stern, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign the Registration Statement and any amendments thereto, and to sign any related Registration Statement filed by the Company pursuant to Rule 462(b) under the Securities Act, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney as of this 11th day of November, 1999.


/s/ Terry L. Baxter
------------------------------
Terry L. Baxter                          Director


/s/ Robert P. Cochran
------------------------------
Robert P. Cochran                        Chairman of the Board, Chief
                                         Executive Officer and Director

/s/ Robert N. Downey
------------------------------
Robert N. Downey                         Director


/s/ Anthony M. Frank
------------------------------
Anthony M. Frank                         Director


/s/ Fudeji Hama
------------------------------
Fudeji Hama                              Director


/s/ K. Thomas Kemp
------------------------------
K. Thomas Kemp                           Director


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/s/ David O. Maxwell
------------------------------
David O. Maxwell                         Director


/s/ Sean W. McCarthy
------------------------------
Sean W. McCarthy                         Executive Vice President and Director

/s/ James M. Osterhoff
------------------------------
James M. Osterhoff                       Director


/s/ James H. Ozanne
------------------------------
James H. Ozanne                          Vice Chairman of the Board and Director


/s/ Richard A. Post
------------------------------
Richard A. Post                           Director


/s/ Roger K. Taylor
------------------------------
Roger K. Taylor                           President, Director


/s/ Howard M. Zelikow
------------------------------
Howard M. Zelikow                         Director


/s/ John A. Harrison
------------------------------
John A. Harrison                          Managing Director and Chief Financial
                                          Officer


/s/ Jeffrey S. Joseph
------------------------------
Jeffrey S. Joseph                         Managing Director and Controller